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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED
PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of our report dated February 3, 2006, except the Restatement described in Note 1 as to which the date is March 24, 2006, relating to the financial statements of United States Pipe and Foundry Company, LLC, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

  /s/ PricewaterhouseCoopers LLP
  Tampa, Florida

  March 30, 2006

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CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM